SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): October 30, 2000


                              Banner Corporation
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



       Washington                      0-26584                  91-1632900
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State or other jurisdiction          Commission            (I.R.S. Employer
of incorporation                     File Number          Identification No.)



10 S. First Avenue, Walla Walla, Washington                        99362
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(Address of principal executive offices)                        (Zip Code)


     Registrant's telephone number (including area code)  (509) 527-3636


                         First Washington Bancorp, Inc.
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     The Registrant changed its corporate name from First Washington Bancorp, Inc. to Banner Corporation effective October 30, 2000. The Registrant will continue to trade on The Nasdaq Stock Market under the new "BANR" symbol. In connection with the Registrant's name change, two of its three banking subsidiaries, First Savings Bank of Washington (including its divisions - Whatcom State Bank and Seaport Citizens Bank) and Towne Bank, were merged, and the resulting bank, First Savings Bank, converted to a commercial bank under Title 30 of the Revised Code of Washington, as amended, and changed its name to Banner Bank. These transactions were completed in connection with the Registrant's name change and also were effective on October 30, 2000. Additionally, Inland Empire Bank, the Registrant's Oregon chartered commercial bank, will operate under the new name, Banner Bank of Oregon, effective October 30, 2000.

     For further information, reference is made to the Registrant's press release dated October 27, 2000, which is attached hereto as Exhibit 99 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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     Exhibits
     --------

       99      Press Release dated October 27, 2000

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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              BANNER CORPORATION



DATE: November 2, 2000        By:  /s/ Gary Sirmon
                                   ------------------------------------------
                                   Gary Sirmon
                                   President and Chief Executive Officer

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                               Exhibit 99

                   Press Release dated October 27, 2000

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FWWB Becomes Banner Corp.; Operates 38 Banner Bank Outlets in Washington,
Oregon and Idaho

WALLA WALLA, Wash.--(BUSINESS WIRE)--Oct. 27, 2000--First Washington Bancorp (Nasdaq:FWWB), a bank holding company, today announced its new name - Banner Corporation. Beginning Monday, October 30th, its 38 outlets will operate under the name Banner Bank. Banner Corporation will continue to trade on The Nasdaq Stock Market(R) under the new BANR ticker symbol. The new name and logo will begin appearing in advertising and on Banner Bank offices in the coming weeks.

"We chose a name that would set us apart and capture our corporate goals -- focusing on the company's growth across several states throughout the Northwest and supporting our position as a leader in our expanding markets," said Gary Sirmon, President and CEO of Banner Corporation, in announcing the final phase of the company's plan to reorganize its subsidiaries into two state chartered commercial banks.

The new logo presents the bank's name in blue, signifying its long tradition. The use of red and yellow in the banner symbolizes the bank's movement, strength and value. Visit www.banrbank.com to see the new logo.

"This is an exciting time for our company, the culmination of four years of transitioning our bank into a truly competitive regional commercial banking enterprise. During this time, we have consolidated support operations and reviewed and conformed our banking products and services to meet the needs of all our customers," added Sirmon.

Banner Corporation will merge its Washington and Idaho banks into one Washington chartered commercial bank under the leadership of Rick Meikle, an experienced commercial banker, who has led Towne Bank with great success since its founding in 1991. Banner Bank of Oregon, led by Jess Foster, will operate under an Oregon commercial bank charter in order to qualify as a community financial institution under the Gramm-Leach-Bliley Act, allowing it to obtain long-term FHLB advances to fund small business and agribusiness loans.

"The outstanding executive team that spearheaded this effort will serve both organizations. I am looking forward to our work together as we lead Banner Corporation to become one of the premier banking organizations in the Northwest," concluded Sirmon.

In addition to Sirmon, the leadership team for Banner Corporation includes:

Rick Meikle is President of Banner Bank, the Washington banking group. He previously was President of Towne Bank and has over 30 years of experience in the commercial banking sector.

Jess Foster is President of Banner Bank of Oregon. With almost 40 years of commercial banking experience, he has served as President and CEO of Inland Empire Bank since 1988.

Michael Larsen is Executive Vice President and Chief Real Estate Lending Officer. He was named as Chief Lending Officer of FWWB in 1985 and has 34 years of experience in various lending capacities.

Lloyd Baker is Executive Vice President and Chief Financial Officer. Since joining FWWB, he has been instrumental in the strategic growth and direction of the company and has 27 years of banking experience.

Cynthia Purcell is Chief Operations Officer. Formerly CFO of Inland Empire Bank, she has over 20 years of experience in the commercial banking sector.

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Banner Corporation, formerly First Washington Bancorp, is the parent of two commercially chartered banking subsidiaries, through which it operates a combined total of 38 branch offices and five loan offices in 17 counties in three states. Banner Bank, the Washington state chartered commercial bank, operates 32 bank branches and 4 loan offices in Washington, Oregon and Idaho. Banner Bank of Oregon operates 6 commercial bank branches and one loan office within that state. BANR serves the rapidly growing Pacific Northwest region with a full-range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainty. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Matters that might cause such a difference include but are not limited to BANR's ability to successfully complete its consolidation efforts, timing and technical issues associated with changing the name of the parent or subsidiary companies, the ability of the Company to successfully hire and retain key employees, regulatory changes particularly those related to specialty funding programs, and other risks detailed in the company's continuing reports filed with the Securities and Exchange Commission.

CONTACT: Banner Corp.
Gary Sirmon, President and CEO, 509/527-3636

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